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PricewaterhouseCoopers LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the  incorporation  by reference in the  Prospectus  Supplement of
Norwest Asset Securities Corporation relating to Norwest Asset Securities Corporation 1998-32 Trust of our report dated January 26, 1998 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".


                                        PricewaterhouseCoopers LLP
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                                        PricewaterhouseCoopers LLP


November 18, 1998